Exhibit 4.6

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE is entered into as of the 15th day of May, 2015.

AMONG:

CYNAPSUS THERAPEUTICS INC. a corporation governed by the laws of Canada (the “Corporation”)

- and -

EQUITY FINANCIAL TRUST COMPANY, a trust company governed by the laws of Canada (the “Warrant Agent”)

RECITALS:

A.	The Corporation and the Warrant Agent entered into a warrant indenture (the “Original Indenture”) dated as of March 1, 2013 to provide for the creation and issuance of up to 17,319,304 Warrants to purchase 17,319,304 Common Shares;

B.	Pursuant to a resolution passed at the annual and special meeting of the shareholders of the Corporation held on May 7, 2015, the shareholders of the Corporation approved by special majority, a resolution authorizing the Corporation to consolidate its existing issued and outstanding Common Shares at a consolidation ratio to be determined by the board of directors of the Corporation in its sole discretion, within a range between one post-consolidation share for every five pre-consolidation shares and one post-consolidation share for every 25 pre-consolidation shares;

C.	At a meeting of the board of directors of the Corporation held on May 13, 2015, the board of directors of the Corporation unanimously approved and set the common share consolidation ratio at one post-consolidation share for every 16 pre-consolidation shares; and

B.	Pursuant to articles of amendment dated May 15, 2015, the Corporation did consolidate its Common Shares at a ratio of one post-consolidation share for every 16 pre-consolidation shares

NOW THEREFORE in consideration of the mutual promises contained in this Supplemental Indenture and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1.1	References to Supplemental Indenture

As used herein “Supplemental Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Supplemental Indenture and not to any particular Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

1.2	Definitions in Original Indenture

All terms contained in this Supplemental Indenture which are defined in the Original Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture, as supplemented or amended by this Supplemental Indenture.

1.3	Supplemental Indenture of Original Indenture

The Original Indenture is hereby amended by:

(a)	replacing the second recital on page 1 with the following:

“AND WHEREAS each Warrant entitles the holder to purchase, subject to adjustment in certain events, one Common Share at a price of $9.20 at any time prior to the Time of Expiry (as hereinafter defined), all upon the terms and conditions hereinafter set forth;”

(b)	replacing the following definitions under Section 1.1 with the following:

““Exercise Price” means $9.20 per Common Share, unless such amount shall have been adjusted pursuant to the provisions of Article 5 hereof in which case such term shall mean the adjusted price in effect at the applicable time;”

““Expiry Date” means the earlier of: (i) the expiration of thirty (30) days after prior written notice from the Corporation that the closing price of the Common Shares on the principal stock exchange of the Corporation has been $22.08 per Common Share for twenty (20) consecutive Trading Days, and (ii) sixty (60) months from the Closing Date;”

““Warrants” means the warrants issued hereunder, each one of which entitles the holder thereof to purchase one Common Share for an exercise price of $9.20 at any time up to the Time of Expiry, subject to adjustment in accordance with Article 5 hereof;”

(c)	replacing Section 2.1(a) with the following:

“Authorization of Warrants: The Warrants authorized to be issued hereunder are limited in respect of the aggregate number of Common Shares which can be subscribed for and purchased pursuant thereto, and Warrants may be issued only upon and subject to the terms and conditions hereinafter set forth. The Corporation hereby creates for issuance up to 1,082,457 Warrants entitling the holders thereof to subscribe for and purchase up to an aggregate of 1,082,457 Common Shares together with such additional indeterminate number of Common Shares as may be required to be issued pursuant to any adjustment required to be made by the provisions of Article 5 hereof, and such Warrants are hereby authorized to be issued.”

(d)	deleting Schedule “A” and replacing it with Schedule “A” hereto.

1.4	Supplemental Indenture Supplemental to Original Indenture

This Supplemental Indenture is supplemental to the Original Indenture and the Original Indenture shall, from this date forward, be read in conjunction with this Supplemental Indenture. All other provisions of the Original Indenture shall remain in full force and effect, unamended as of the date hereof. The Original Indenture and this Supplemental Indenture shall, from this date forward, have effect so far as practicable as if all the provisions of the Original Indenture and this Supplemental Indenture were contained in the Original Indenture.

1.5	Counterparts and Formal Date

This Supplemental Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date first above written.

[Signature page follows.]

IN WITNESS WHEREOF the parties have executed this Supplemental Indenture as of the day and year first above written.

CYNAPSUS THERAPEUTICS INC.

By:	/s/ Andrew Williams
Name: Andrew Williams
Title: Chief Operating Officer and Chief Financial Officer

EQUITY FINANCIAL TRUST COMPANY

By:	/s/ Donald Crawford
Name: Donald Crawford
Title: Corporate Trust Officer

By:	/s/ Carol Mikos
Name: Carol Mikos
Title: Vice President Trust Services

SCHEDULE “A”

CYNAPSUS THERAPEUTICS INC. AND EQUITY FINANCIAL TRUST COMPANY

FORM OF WARRANT CERTIFICATE

For Warrants offered or sold to, or for the account or benefit of, persons in the United States or “U.S. persons,” as such term is defined in Regulation S under the United States Securities Act of 1933, as amended, please include the following legend:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (C)(1) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

EXERCISABLE ONLY PRIOR TO 5:00 P.M., TORONTO TIME, ON THE EXPIRY DATE AFTER WHICH TIME THIS WARRANT CERTIFICATE SHALL BE NULL AND VOID.

NUMBER ________	CERTIFICATE FOR <>
WARRANTS

CUSIP:

WARRANT

TO PURCHASE COMMON SHARES OF CYNAPSUS THERAPEUTICS INC.

THIS IS TO CERTIFY THAT, for value received, ___________ (the “holder”) is entitled to subscribe for and to purchase, AT ANY TIME PRIOR TO 5:00 P.M., TORONTO TIME, ON THE EXPIRY DATE (as hereinafter defined), fully paid and non-assessable common shares (“Common Shares”) of Cynapsus Therapeutics Inc. (the “Corporation”) as constituted on the date hereof (as hereinafter defined), on the basis of one Common Share for each one Warrant, at an exercise price of $9.20 (Canadian) per Common Share, by surrendering this Warrant Certificate to the warrant agent specified below with a subscription form (FORM 1) properly completed and executed, and a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation, for the total purchase price of the Common Shares so subscribed for and purchased. In the event of any conflict or inconsistency between the provisions of this Warrant Certificate and the provisions of the Warrant Indenture (as hereinafter defined), the provisions of the Warrant Indenture shall prevail.

The Expiry Date is the earlier of: (i) the expiration of thirty (30) days after prior written notice from the Corporation that the closing price of the Common Shares on the principal stock exchange of the Corporation has been $22.08 per Common Share for twenty (20) consecutive trading days, and (ii) March 1, 2018.

The holder of this Warrant Certificate may subscribe for and purchase less than the number of Common Shares entitled to be subscribed for and purchased on surrender of this Warrant Certificate. If the subscription does not exhaust the Warrants represented by this Warrant Certificate, a Warrant Certificate representing the balance of the Warrants will be issued to the holder. No Warrant Certificate representing fractional Warrants will be issued and the holder hereof understands and agrees that such holder will not be entitled to any cash payment or other form of compensation in respect of a fractional Warrant. By acceptance hereof, the holder expressly waives any right to receive fractional Common Shares upon exercise hereof. If the number of Common Shares to which a Warrantholder would otherwise be entitled upon the exercise of this Warrant Certificate is not a whole number, then the number of Common Shares to be issued will be rounded down to the next whole number.

The principal office of Equity Financial Trust Company (the “Warrant Agent”) in the City of Toronto, Ontario, has been appointed the warrant agent to receive subscriptions for Common Shares and payments from holders of Warrant Certificates. This Warrant Certificate, the subscription form (FORM 1), and a certified cheque, bank draft or money order shall be deemed to be surrendered to the Warrant Agent only upon personal delivery thereof or, if sent by post or other means of transmission, upon receipt thereof by the Warrant Agent at the office specified above. The Corporation may also provide for other places at which this Warrant Certificate may be surrendered for exchange or exercise. If mail is used for delivery of a Warrant Certificate, for the protection of the holder, registered mail should be used and sufficient time should be allowed to avoid the risk of late delivery. Subject to adjustment hereof in the events and in the manner set forth in the Warrant Indenture hereafter mentioned and summarized below, the price payable for each Common Share upon exercise of this Warrant Certificate shall be $9.20 (Canadian).

Certificates representing Common Shares subscribed for and purchased will be mailed to the persons specified in the subscription form (FORM 1) at the respective addresses specified therein or, if so specified in the subscription form (FORM 1), delivered to such persons at the office of the Warrant Agent where the applicable Warrant Certificate was surrendered, when the transfer books of the Corporation have been opened for five Business Days after the due surrender of such Warrant Certificate and payment as aforesaid, including any applicable taxes.

2.

The Warrants represented by this Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal office of the Warrant Agent in Toronto, Ontario, by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Warrant Agent and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly recorded on such register of transfers by the Warrant Agent. Notwithstanding the foregoing, the Corporation will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.

This Warrant Certificate represents warrants of the Corporation issued or issuable under the provisions of an indenture dated as of March 1, 2013 between the Corporation and the Warrant Agent, as supplemented by a supplemental warrant indenture dated as of May 15, 2015 between the Corporation and the Warrant Agent (which, collectively, together with all other instruments supplemental or ancillary thereto are herein referred to as the “Warrant Indenture”) to which reference is hereby made for particulars of the rights of the holders of the Warrant Certificates, the Corporation and the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants represented hereby are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth in full, to all of which the holder of this Warrant Certificate by acceptance hereof assents, it being expressly understood that the provisions of the Warrant Indenture and this Warrant Certificate are for the sole benefit of the Corporation, the Warrant Agent and the Warrantholders. A copy of the Warrant Indenture may be obtained on request without charge from the secretary of the Corporation, at 828 Richmond Street West, Toronto, Ontario M6J 1C9, telephone: 416-703-2449. Words and terms in this Warrant Certificate with the initial letter or letters capitalized and not defined herein shall have the meanings ascribed to such capitalized words and terms in the Warrant Indenture.

Warrants may not be exercised by or on behalf of a person in the United States or a “U.S. person” (a “U.S. Person”), as such term is defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), unless an exemption from registration is available under the 1933 Act and any applicable state securities laws and the Corporation has received an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to such effect; provided, however, that a Warrantholder who is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the 1933 Act (a “U.S. Accredited Investor”), at the time of exercise of Warrants and that purchased units (“Units”), with each Unit comprised of one Common Share and one Warrant, in the Corporation’s private placement of Units in the United States and to U.S. Persons will not be required to deliver an opinion of counsel or other evidence in connection with the exercise of Warrants underlying those Units as long as the Warrantholder is a U.S. Accredited Investor and the other representations and warranties made by such Warrantholder at the time of purchase of the Units also remain true and correct.

Common Shares issued upon exercise of Warrants to, or for the account or benefit of, a person in the United States or a U.S. Person will contain a legend restricting transfer under United States federal and state securities laws.

3.

Nothing contained in this Warrant Certificate, the Warrant Indenture or otherwise shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or other shareholder of the Corporation or any other right or interest except as herein and in the Warrant Indenture expressly provided.

The Warrant Indenture provides for adjustments to the exercise price of the Warrants and to the number and kind of securities purchaseable upon exercise upon the happening of certain stated events including the subdivision or consolidation of the Common Shares, certain distributions of Common Shares or securities exchangeable for or convertible into Common Shares or of other assets or property of the Corporation, certain offerings of rights, warrants or options and certain reorganizations.

The Warrant Indenture provides for the giving of notice by the Corporation prior to taking certain actions specified therein. The Corporation may from time to time purchase any of the Warrants by private contract or otherwise. Any such Warrants purchased by the Corporation shall be cancelled.

This Warrant Certificate, the Warrants represented by this Warrant Certificate and the Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed by its respective authorized officers as of this    day of               , 201  .

CYNAPSUS THERAPEUTICS INC.

Per:
Name:
Title:
Authorized Signing Officer

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture.

EQUITY FINANCIAL TRUST COMPANY

Per:

Authorized Signing Officer
Date of Countersignature: ______________

4.

SUBSCRIPTION FORM

(FORM 1)

THE HOLDER HEREBY SUBSCRIBES FOR ___________ Common Shares of Cynapsus Therapeutics Inc. (the “Corporation”) at $9.20 (Canadian) per Common Share and on the other terms set out in the Warrant Certificate and Warrant Indenture and encloses herewith a certified cheque, bank draft or money order in Canadian dollars payable to “Cynapsus Therapeutics Inc.” in payment of the aggregate subscription price therefor.

The undersigned hereby irrevocably directs that the Common Shares be delivered, subject to the conditions set out in this certificate and the provisions of the Warrant Indenture, and that the said Common Shares be registered as follows:

Name(s) in Full and Social Insurance Number(s)	Address(es) (include postal code)	Number of Common Shares

TOTAL:

Please print full name in which certificate(s) are to be issued. If any of the Common Shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Warrant Agent all requisite taxes or other government charges, if any.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

A. ☐	The undersigned holder (i) at the time of exercise of the Warrants is not in the United States and is not exercising the Warrants on behalf of a person in the United States; (ii) is not a “U.S. person” (a “U.S. Person”), as defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and is not exercising the Warrants on behalf of a U.S. Person; and (iii) did not execute or deliver this exercise form in the United States.

B. ☐	The undersigned holder (i) purchased these Warrants directly from the Corporation pursuant to a written subscription agreement for the purchase of units (the “Units”), with each Unit comprised of one Common Share of the Corporation and one Warrant; (ii) is exercising these Warrants solely for its own account and not on behalf of any other person; (iii) was an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the 1933 Act, both on the date the Units were purchased from the Corporation and on the date of exercise of these Warrants and (iv) the other representations and warranties made by the undersigned holder at the time of the purchase of the Units remain true and correct.

5.

C. ☐	The undersigned holder has delivered to the Corporation and Equity Financial Trust Company an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.

Note: The undersigned holder understands that unless Box A above is checked, the certificate representing the Common Shares will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available. Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box B or C above is checked. If Box C is checked, any opinion or other evidence tendered must be in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel or other evidence in connection with the exercise of Warrants should contact the Corporation in advance to determine whether any opinions or other evidence to be tendered will be acceptable to the Corporation.

DATED this __day of____________, 201  .

Signature of Warrantholder	Signature Guaranteed*

Print Name and Address in full below:

Name

Address

(Include Postal Code)

☐          Please check box if certificates representing the Common Shares are to be delivered at the office of the Warrant Agent where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address set forth above.

*The signature of the Warrantholder must be signature guaranteed by a Canadian Schedule 1 chartered bank or a member of a recognized securities transfer agents medallion program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words “signature guarantee”, or “signature medallion guaranteed” and otherwise be in accordance with industry standards.

6.

FORM OF TRANSFER

(FORM 2)

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers the Warrants represented by this Warrant Certificate to:

Name

Address

(Include Postal Code)

and hereby irrevocably constitutes and appoints

(leave this space blank)

as the attorney of the undersigned with full power of substitution to transfer the Warrants on the appropriate register of the Warrant Agent.

DATED this _____day of_____________________, 20___.

Signature Guaranteed	Signature of Transferor

Name of Transferor

CERTAIN REQUIREMENTS RELATING TO TRANSFERS

1.	The Warrant Indenture contains certain other requirements relating to the transfer of Warrants, including, among other things, a requirement in certain cases that a declaration to the effect set forth in Section 2.1(c) of the Warrant Indenture (or as the Corporation may otherwise prescribe from time to time) or, in other cases, as set out in Section 2.8(h), that a written opinion of U.S. counsel of recognized standing be delivered in connection with the transfer of Warrants by a U.S. Person or a Person in the United States or a Person holding Warrants for the account or benefit of a U.S. Person or a Person in the United States to a Person in the United States or for the account or benefit of a U.S. Person or a Person in the United States.

2.	The signature of the transferor must correspond in every particular with the surname and the first name(s) or initials shown on the face of this certificate and the endorsement must be signature guaranteed, in either case, by a Canadian Schedule 1 chartered bank or a member of a recognized securities transfer agents medallion program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words “signature guarantee”, or “signature medallion guaranteed” and otherwise be in accordance with industry standards.